UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2022

RETINALGENIX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-258528	82-3936890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1450 North McDowell Boulevard, Suite 150

Petaluma, CA 94954

(Address of principal executive offices, including zip code)

(415) 578-9583

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2022, the Board of Directors (the “Board”) of RetinalGenix Inc. (the ‘Company”) appointed Vinay Mehindru, MD, MBA to serve as a director of the Company.

Mr. Mehindru, age 55, is a multi-talented top-level executive with over 25 years of healthcare experience. His leadership spans population health and financial performance management. He has led multiple physician performance enhancement strategies and built stakeholder alliances with clinical and financial integration. He is currently serving on the board of Sanovas, Inc., SteriView™ Technologies, Inc., Intubation Science™, Inc, SinuGeniX™, Inc., OtoGeniX™ Inc., PulmoGeniX™ Technologies, Inc. and GastroGeniX™, Inc.

Graduating from medical school at age 21, Dr. Mehindru was one of the youngest graduates in his country of birth, India. At age 27, he served on the faculty of the Cleveland Clinic where he was a top-tier internal medicine resident and did research in gastroenterology. Vinay has a second residency from the University of Florida in emergency medicine. In 1999, Vinay joined a private group of emergency physicians on the east coast of Florida with 47 providers, 75 employees, and over 100,000 annual visits. He has tremendous experience in airway management; working at a level-two trauma center for 10 years. For 16 years, he had been an instructor teaching difficult airway management for both cardiovascular life support and pediatric advanced life support.

At the University of Texas at Dallas, he received an Executive MBA with honors in 2009, earning the Beta Gamma Sigma Award offered only to the world’s top 5% of business students. Dr. Mehindru is the Founder & CEO of Exemplary Health, a fully integrated health plan for self-funded employers built on the principles of population health management. With AdventHealth he has been a Chief Medical Officer and was President of AdventHealth’s Physician Network, Tampa Bay, a population health company. As President of AdventHealth’s clinically integrated networks from 2014 to 2019, Dr. Mehindru successfully built a network of 1,000 physicians and established quality benchmarks and metrics.

There are no family relationships between Mr. Mehindru and any of the Company’s directors or executive officers, nor does Mr. Mehindru have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Mehindru was appointed as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETINALGENIX TECHNOLOGIES INC.

Date: July 28, 2022	By:	/s/ Jerry Katzman
Jerry Katzman Chief Executive Officer

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